EXHIBIT 21.1



                              List of Subsidiaries

At December 31, 2001, the Company's wholly-owned subsidiaries consisted of the following entities:

  Corporate Name (1)                                     State of Incorporation
  --------------                                         ----------------------

  Stock Market Institute of Learning, Inc.                       Nevada
  Lighthouse Publishing Group, Inc.                              Nevada
  Left Coast Advertising, Inc.                                   Nevada
  Bountiful Investment Group, Inc.(2)                            Nevada
  Ideal Travel Concepts, Inc.                                    Nevada
  Origin Book Sales, Inc. (3)                                     Utah
  Worldwide Publishers, Inc.                                      Utah
  Gold Leaf Press, Inc.                                          Nevada
  Wade Cook Financial Education Network (2)                      Nevada
  Semper Financial, Inc.                                         Nevada
  Information Quest, Inc.                                        Nevada
  American Newsletter Co., Inc. (2)                              Nevada
  Unlimited Potential, Inc. (2)                                  Nevada
  Hotel Associates Management #1, Inc. (2)                       Nevada
  American Publisher's Network, Inc. (2)                         Nevada
  Forward Thinking Group, Inc. (2)                               Nevada
  Money Works, Inc. (2)                                          Nevada
  Entity Planners International, Inc. (2)                        Nevada
  Health and Wealth, Inc.(2)                                     Nevada


At December 31, 2001, the Company owned a partial interest in the following entities:

     (a) Evergreen Lodging L.P., a limited partnership in which SMILe owns a 65% limited partnership interest and in which an affiliate, Wade B. Cook, is General Partner;
     (b) FSS L.P., a limited partnership in which Unlimited Potential, Inc. has a 2% interest and is the General Partner;
     (c) Interurban Land Project L.P., a limited partnership in which Entity Planners International, Inc. has 100% interest and is General Partner;
     (d) Reno F.I.S., L.P., a limited partnership in which Unlimited Potential Inc. has a 2% limited partnership interest and is the General Partner, and in which Hotel Associate Management #1, Inc. is a 50% owner and a limited partner;
     (e) Seattle-Tacoma Executive Properties, L.P., a limited partnership in which Entity Planners International, Inc. owns a 100% interest and is the General Partner; and
     (f) Brookhaven Home Builders, L.P., (formerly known as Sherlock Home Builders, L.P.), a limited partnership in which Entity Planners International, Inc. is the General Partner and Unlimited Potential, Inc. is the limited partner.